Adelaide Agribusiness Centre 908 UB 22-28 King William Street Adelaide SA 5000

Exhibit 10.2

28/05/2020

The Secretary
S&W Seed Company Australia Pty Ltd
PO Box 69
STIRLING SA 5152

Important information for:

S&W Seed Company Australia Pty Ltd

THANKS FOR GIVING US THE OPPORTUNITY TO BACK YOUR BUSINESS

We're excited about your future and how we can help. We're pleased to confirm the following Facility/ies:

Facility	Limit
Trade Refinance Facility	$26,000,000.00
NAB Business Markets Loan	$5,000,000.00
Farmers Choice Farm Management Account Overdraft	$2,000,000.00

Here's a quick summary of what you need to know. Inside, you'll find:

•	Business Letter of Offer
•	Specific Conditions to your Facility/ies
•	Business Lending General Terms (also available on nab.com.au)
•	Business Banking Fees: A Guide to Fees and Charges.

Have a read through, ask us any questions and if you're happy to accept our offer, please sign and return the documents to me by 26/08/2020 (which is in 90 days). Before you sign this Agreement, you should get independent legal and financial advice.

Feel free to contact me any time if you have any questions, I'm always happy to help.

We look forward to working with you and helping your business grow.

Thanks,

Barry Wilhelm
Senior Agribusiness Manager
Ph/mobile: 08 8407 6181
Banker email address: Barry.R.Wilhelm@nab.com.au

National Australia Bank Limited ABN 12 004 044 937 AFSL and Australian Credit Licence 230686

Date: 28/05/2020

BUSINESS LETTER OF OFFER

National Australia Bank Limited

and

S&W Seed Company Australia Pty Ltd ACN/ARBN/ABN 061 114 814
"you"

Your aggregate Business Lending with NAB and why this matters

The aggregate of our business finance credit exposures to you and your related (business) entities is used to determine if you are a Small Business. The Banking Code applies to our relationship with you if you are a small business as defined in the Banking Code. However, we will also treat you as a Small Business, and therefore apply the Banking Code, when the total of our business finance credit exposures to you and your related (business) entities is less than AUD$5,000,000.

The table below sets out business facilities you have with us, and our business finance credit exposures under those facilities. Some of your Facility Limits may be denominated in a foreign currency, however, we have converted these to an Australian dollar figure for the purposes of the table below. You should always check your Facility Limit by referring to the specific Facility Details.

If your Facility Limit is denominated in a foreign currency as described in the Facility Details, then that is your Facility Limit and the Australian dollar equivalent below is indicative only and could change according to changes in the exchange rate.

We may also have other business finance credit exposures to you and your related (business) entities under separate agreements. These need to be taken into account to determine whether you are a Small Business for the purposes of this Agreement.

Facility Type	Limit
Revolving Leasing Limit	$2,000,000.00
Trade Refinance Facility	$26,000,000.00
Hire Purchase/Equipment Loan	$154,402.48
NAB Business Markets Loan	$5,000,000.00
Farmers Choice Farm Management Account Overdraft	$2,000,000.00
Commercial Card	$200,000.00

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YOUR NAB BUSINESS FACILITY AT A GLANCE

Farmer's Choice Package The Farmer's Choice Package Specific Conditions apply to this Facility.
Package Details
Maximum Aggregate Borrowing Limit ("MABL"):	$5,000,000.00
Package Expiry Date:	31/05/2035
Review Periods:	31/03/2021
Transaction Account Number:	85-772-6783
MABL Reduction Option:	Option 1 - Interest Only Option
Farmer's Choice Package Fee:	$ 800.00. This is payable by you and debited to your transaction account (or any account you have with us) on a yearly basis.
Application Fee:	$ 0.00 payable by you on your acceptance of this Agreement. This will be debited to your transaction account (or any account you have with us).
Products included in Farmer's Choice Package:	Facility Type:NAB Business Markets Loan
Facility Amount: $5,000,000.00
Account Number:73-333-4200
Facility Type:Farmers Choice Farm Management Account Overdraft
Facility Amount: $2,000,000.00
Account Number:85-772-6783

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Farm Management Account Overdraft The NAB Overdraft Facility Specific Conditions apply to this Facility.

Key aspects of the Facility include the following:

•The Facility is fluctuating in nature and is linked to your transaction account. It will regularly fluctuate between debit and credit balances. To help ensure this takes place we may require that all, or an agreed part, of your gross business income is credited to your linked transaction account.

•Interest payments on this Facility will be charged monthly.

•The Facility Amount Owing under the Facility is repayable on demand at any time, but we will give you at least 90 days' notice before you must pay. See the Specific Conditions for more information.

•We can also cancel the Facility Limit at any time, but we will give you at least 90 days' notice before this takes effect.

•We may give you a shorter notice period than that described in the preceding two bullet points or no notice period if a Default has occurred and we are entitled to take Enforcement Action. See the Business Lending General Terms for more information.

These aspects are essential elements of the Facility and allow us to, amongst other things, manage the risk and cost of providing this Facility.

Facility Details
The purpose of your Facility:	Working Capital
Facility Limit:	$2,000,000.00
Facility Expiry Date:	The Facility has a revolving term and is subject to annual review
Account Number:	85-772-6783
Variable Interest Rate whilst part of the Farmer's Choice Package:

5.4700% per annum (indicative)

This is comprised of the Farmer's Choice Prime Indicator Rate plus a Customer Margin (rates are subject to change).

Farmer's Choice Prime Indicator Rate: 5.470o% per annum (indicative).

Customer Margin: 0.0000% per annum. This is a customer risk margin determined through our assessment of your financial situation.

Interest Rate whilst not part of the Farmer's Choice Package:

6.470o% per annum (indicative)

This is comprised of the Business Overdraft Prime Indicator Rate plus a Customer Margin (rates are subject to change).

Business Overdraft Prime Indicator Rate: 6.470o % per annum (indicative).

Customer Margin: 0.0000% per annum. This is a customer risk margin determined through our assessment of your financial situation.

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Annual Facility Fee:	$ 0.00 payable annually. This will be debited to your transaction account during May every year.
Application Fee:	$ 0.00 payable by you on your acceptance of this Agreement. This will be debited to your transaction account.

Other Important Facility Information
Facility Specific Security:	Not Applicable
Additional Facility Specific Conditions:	Farmer's Choice Package Specific Conditions apply.

Trade Refinance Facility The Global Trade Finance Specific Conditions apply to this Facility.
Facility Details
The purpose of your Facility:	Working Capital
Facility Limit:	$26,000,000.00
Your Nominated Account at NAB:	To be advised Your Nominated Account will be debited with all fees and charges payable under this Facility unless you make separate arrangements with us.
Facility Expiry Date:	31/03/2022
Term of Drawings:	30 days.

You can propose the term of each utilisation which may be for a period of up to 30 days (or any other period that we permit at our discretion), provided that the term is consistent with your trading terms.

Interest Rate (Australian Dollar):

The interest rate for a drawing denominated in Australian Dollars is fixed at the time of that drawing and will be our Australian Trade Refinance (ATR) Rate quoted by us at the time of drawing plus a Customer Margin.

Payment of interest:	Payable in arrears.
ATR Indicator Rate:	2.2200% per annum currently.

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Customer Margin:	1.5000% per annum. This is a customer risk margin determined through our assessment of your financial situation.
Facility Fee:	1.0000% per annum of the Facility Limit calculated on a 365 day basis payable in arrears on the last Business Day of each quarter and upon cancellation of the Facility.
Application Fee:	$ 0.00 payable by you on your acceptance of this Agreement.
Trade and Invoice Finance Transaction Fees:

Our standard fees and charges as detailed in our booklet: Business Banking Fees - A Guide to Fees and Charges in connection with this Facility will apply to all transactions under this Facility. Non¬standard fees and charges will be advised to you.

Other Important Facility Information
Facility Specific Security:	Not Applicable
NAB Business Markets Loan
The NAB Business Markets Loan Specific Conditions apply to this Facility.
Facility Details
The purpose of your Facility:	Construction of Non-Residential Buildings - Industrial
Facility Limit:	$5,000,000.00
Account Number:	73-333-4200
When your Facility starts:	28/05/2020
Last Date for Drawdown:	28/08/2020
Facility Expiry Date:	31/03/2025
Pricing Period - when your interest rate will be charged and repriced:

1 month.

You can choose when your interest rate will be charged and repriced. It may be every 1, 2, 3 or 6 months or any other time that we agree with you. Interest payments will be charged at the end of each Pricing Period.

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Floating Rate:	We may make adjustments to Pricing Periods that do not fall on a Banking Day or which are due to expire after the Final Repayment Date.
4.6590 % per annum (indicative).
The Floating Rate is the Business Lending Rate plus the Customer Margin.
Business Lending Rate:	2.0590% per annum (indicative).
The actual Business Lending Rate for a Pricing Period will be the relevant Business Lending Rate applicable at the start of that Pricing Period.
Customer Margin:	2.6000% per annum.
This is a customer risk margin determined through our assessment of your financial situation.
Your Principal Repayments:	Payment date & frequency:

$500,000.00 per year commencing on 30/11/2020 or the following one year after the settlement or drawdown of the facility, whichever occurs later. Subsequent payments are then payable in accordance with the payment date and frequency above.

The Facility is repayable in full on the Final Repayment Date.
Application Fee:	$ 0.00 payable by you on your acceptance of this Agreement.
Service Fee:	$ 0.00 payable in arrears on the last Business Day of each month.
Cap Rate Premium:	As detailed within the Drawdown Schedule. This is not ascertainable at the time of application. This is payable by you when you are notified of the Cap Rate Premium in the Drawdown Schedule.
However, if the Facility terminates before all instalments are paid, then you must pay us the full amount of the Cap Rate Premium less any instalments paid before such termination.

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Your Nominated Account at NAB:	To be advised
Your Nominated Account will be debited with all fees and charges payable under this Facility unless you make separate arrangements with us.
Other Important Facility Information
Economic Cost:

You may be required to pay Economic Costs if a Fixed Rate component or a Flexible Maturity Fixed Rate component is terminated early for any reason. For more information, see the Business Lending General Terms.

Facility Specific Security:	Not Applicable
Additional Facility Specific Conditions:	Farmer's Choice Package Specific Conditions apply.

Here's what we promise to do

Always act fairly and reasonably keeping in mind your and our respective business interests.

Doing the right thing is important to us. That's why we've adopted the Banking Code, which sets the standards of practice and service for banks.

We commit to the term of the Facility which we have negotiated with you in this Agreement.
We commit to notifying you of any changes we make to this Agreement.

We commit to allowing you to terminate this Agreement at any time. We won't charge you an exit fee but some facilities may have costs to unwind your funding arrangements or may require you to give us prior notice.

We commit to giving you any information you require to better understand this Agreement or your Facility with us.
We have laws in Australia to protect small businesses from unfair contract terms. NAB is committed to this contract being fair.
Promises we rely on

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•It's important that you meet the obligations in the additional covenants and undertakings detailed below at all times during this Agreement. Please contact us if you're worried about not meeting these so we can provide early assistance.

•If there are any inconsistencies between these additional covenants and undertakings and the Business Lending General Terms or Facility Specific Conditions, these additional covenants and undertakings prevail to the extent of the inconsistency.

•If you are a Small Business and you have a Specialised Facility, it's important you also meet the obligations in any financial indicator covenants or special covenants tailored to the particular nature of that Facility and as detailed below or in the Specific Conditions for the Specialised Facility.

•These additional covenants and undertakings are to be assessed and reported as detailed below.

•Stock harvested in prior calendar year is to be excluded from Borrowing Base Facility approved inventory from 31 December of the calendar year following harvest.
•Borrowing Base Facility agreed Inventory 'Selling Price' for stock value calculation is to be confirmed at annual review by the Bank by 31 March each year.

•Minimum capital adequacy of 30.00% as measured on a daily basis and reported in relation to the 12-month period ending on 31st December annually for the consolidated position for S&W Seed Company Australia Pty Ltd & Pasture Genetics Pty Ltd. To be reported on by the 15th February annually via the December quarterly management reports. Capital adequacy being tangible net worth + Intercompany loans from S&W divided by total tangible assets.

•Within 45 days of the close of each quarter a Statutory Payment Certificate to be completed by you and signed by one or two of your directors or authorised representatives as appropriate, detailing as at the end of the reporting period that statutory payments are current for S&W Seed Company Australia Pty Ltd & Pasture Genetics Pty Ltd.

•Within 45 days of the close of each quarter, a copy of the quarterly actual to projected cash flow reports to be provided with commentary on all variances greater than 10% for the consolidated position for S&W Seed Company Australia Pty Ltd & Pasture Genetics Pty Ltd.

•Within 155 days of the close of each financial year, a copy of the unaudited annual report or balance sheet, profit & loss account for the ensuing year for the consolidated position for S&W Seed Company Australia Pty Ltd & Pasture Genetics Pty Ltd.

•Within 45 days of the close of each quarter, a copy of your quarterly management accounts including balance sheet, profit & loss account, and cash flow statement for the consolidated position for S&W Seed Company Australia Pty Ltd & Pasture Genetics Pty Ltd.

•Minimum interest cover of 1.25 times (Earnings Before Interest, Tax Depreciation and Amortisation (EBITDA) / Total Interest Expense) as measured for the 12 month period ending on 30th June annually for S&W Seed Company Australia Pty Ltd & Pasture Genetics Pty Ltd special purpose management report.

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Your assets / premises to be used as security for the Facility
•The Securities listed below secure all Facilities in this Agreement. These Securities may also secure other facilities in other Bank Documents.
•In the future, you may agree in writing to further securities being provided.
•If you have any earlier Securities in place with NAB, these will remain in place and will not be detrimentally affected by these new Securities.
Description
Security Interest and Charge over all of the present and future rights, property and undertaking of S&W Seed Company Australia Pty Ltd ACN 061 114 814.
Registered Mortgage over property situated at 4 & 5 Stirling Road Keith SA more particularly described in Certificates of Title Register Book Volume 6186 Folios 123 and 122.
Guarantee and Indemnity for $15,000,000.00 given by S & W Seed Company.
Guarantee and Indemnity for $33,000,000.00 given by Pasture Genetics Pty Ltd ACN 074 290 252 supported by:
Security Interest and Charge over all of the present and future rights, property and undertaking of Pasture Genetics Pty Ltd ACN 074 290 252.
Right of Entry given by Pasture Genetics Pty Ltd ACN 074 290 252.
Right of Entry given by Pasture Genetics Pty Ltd ACN 074 290 252.

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GENERAL FEES AND CHARGES

Our estimate of your upfront fees and charges

We want to be transparent about your fees and charges, so you're clear about what you're paying. There are a number of fees you need to pay as soon as you sign this Agreement. These are set out below. For more information, read the enclosed document: Business Banking Fees: A Guide to Fees and Charges.

NB: This is only an estimate. There may be extra fees and charges for your Facility. If this is the case, we'll let you know as soon as possible.

Estimate of NAB's credit fees and chargesCompany search fee$80.00PPSR Search Fee$40.00Estimate of total amount of NAB's credit fees and charges$120.00Estimate of non-NAB fees and charges(payable to the relevant government department and payable to third parties)Title search fee$ 60.50Estimate of total amount of non-NAB fees and charges$60.50Estimate of total amount of all fees and charges (as far as can be ascertained now).$180.50

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Here are some important things you should know
This is a summary of some important things you should know. Please read through the Business Lending General Terms for the full terms.
Who to contact if things go wrong?

You agree to tell us straight away about any changes to your business or other events which may impact on your ability to meet your obligations to us.

If you're experiencing financial hardship you can contact your banker or you can call NAB Assist on 1300 135 323 or Customer Care Small Business on 1300 961 577.

When will a Default occur?	Payment Default:	You will be in Default if you do not pay on time any amount due.
Defaults due to Adverse Events:

Even if payments are made on time, you will also be in Default if specific other events occur, including

•you are Insolvent

•a Guarantor is Insolvent

•you or a Guarantor have not complied with the law, lose capacity or give us misleading information

•creditor enforcement occurs

•use of facility for an unapproved purpose

•unauthorised sale or disposal of assets that form part of the Security

•change of control (not applicable if you are an individual)

•loss of licence, permit or other authorisation

•failure to maintain insurance

•any event specified as an "Adverse Event" in your Business Letter of Offer

(Not all Adverse Events will lead to enforcement — see the Business Lending General Terms for more information)

When can NAB enforce?

Usually we will give you notice of a Default and an opportunity to remedy it. But sometimes we can enforce immediately when there is a Default, including when urgent action is needed to protect or take control of assets that form part of the Security — see the Business Lending General Terms for more information.

Can NAB increase costs?

•From time to time we may increase costs payable by you. For example we may introduce a new fee, charge or premium for services we provide to you.

•Also, if the law or other rules applying to us as a bank change we may need to increase costs payable by you.

•We will give you at least 30 days' notice of any increased cost. If you're not happy with the increased cost you can repay us and exit this Agreement.

•See the Business Lending General Terms for full details about when we might increase our costs and how to exit if you're not happy.

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How can NAB change the terms of the Agreement?

We promise to act reasonably when we make any changes. Types of changes we can make include:

•Introducing a new fee, charge or premium or changing the amount of a fee or way it's calculated.

•changing an interest rate (other than a fixed rate);

•Changing a term of this Agreement to comply with relevant laws, industry code or our prudential obligations; and

•Changing your repayment obligations.

We will notify you of changes we make by either writing to you or putting an advertisement in national or local media.

What you can do if you don't like a change?

If you're not happy with a change we've made or are going to make you can repay us and exit this Agreement. Economic Costs may be payable if you exit early (but we won't charge you an exit fee).See the Business Lending General Terms for full details about changes we can make and how to exit if you're not happy.

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FACILITY ACCEPTANCE

The laws of South Australia apply when interpreting this Agreement.

Your Acceptance Of Our Offer

I/we accept NAB's offer as set out in this Agreement.

Further, I/we:

1.declare that all the information I/we have given NAB is accurate and not misleading

2.acknowledge that I/we have read the Bank Documents, including this Agreement, the relevant Specific Conditions to this Facility and the Business Lending General Terms

3.acknowledge that the assets I/we (or a Security Provider) have put up as Security for this Facility will be at risk if I/we do not repay our Facility or otherwise Default; and

4.understand that NAB may pay a commission to a third party where I/we have been introduced to NAB by that third party.

Declaration of purpose

I/We declare that the credit to be provided to me/us by the credit provider is to be applied wholly or predominantly for:

•business purposes; or

•investment purpose other than investment in residential property.

IMPORTANT

You should only sign this declaration if this loan is wholly or predominantly for:

•business purposes; or

•investment purposes other than investment in residential property.

By signing this declaration you may lose your protection under the National Credit Code.

Each party may sign a separate copy of this document. Each signed copy is an original of this document and all copies together will constitute one agreement.

Executed by the customer

S&W Seed Company Australia Pty Ltd ACN 061 114 814

Customer Company Name (BLOCK LETTERS)

Executed by the company named above in accordance with Section 127 of the Corporations Act 2001 (Cwlth)

/s/Andrew Ross Carthew	/s/Dennis Jury
Signature	Signature
ANDREW ROSS CARTHEW	DENNIS JURY
Full Name (BLOCK LETTERS)	Full Name (BLOCK LETTERS)
Director	Director
Office Held	Office Held
2/6/20	2/6/20
Date	Date

* Please tick here if you are signing as Sole Director and Sole Company Secretary

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